UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, UT 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Form of Restricted Stock Unit Award Agreement

On January 3, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Innovative Industrial Properties, Inc. (the “Company”) adopted a form of Restricted Stock Unit Award Agreement (the “RSU Agreement”) under the Company’s 2016 Omnibus Incentive Plan (the “Incentive Plan”).

The RSU Agreement provides for the grant of restricted stock unit awards (“RSUs”) consisting of the right to receive, upon the vesting date of such RSUs, one share of common stock of the Company for each vested RSU. RSUs generally will vest in equal annual installments over the period specified for each award by the Board or a committee of the Board for the Company’s named executive officers, and one year from the date of grant for the Company’s non-employee Board members. The vesting of the RSUs is further subject to the executive officer’s or Board member’s continued employment or service through the vesting date.

A copy of the RSU Agreement is filed as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the RSU Agreement is qualified in its entirety by reference to the full text of the RSU Agreement.

Executive Compensation Decisions

On January 3, 2020, the Committee adjusted the annual base salaries of the Company’s executive officers for 2020, determined the executive officers’ year-end 2019 cash bonuses and granted executive officers awards of restricted shares of common stock and RSUs. These salaries, bonuses and grants of restricted stock and RSUs are summarized in the following table:

Name and Position	2020 Base Salary(1)	2019 Year- End Cash Bonus	RSU Awards(2)	Restricted Stock Awards(3)
Alan Gold
Executive Chairman	$682,500	$650,000	15,978	—

Paul Smithers
President and Chief Executive Officer	420,000	200,000	10,653	—

Catherine Hastings
Chief Financial Officer, Chief Accounting Officer and Treasurer	246,750	117,500	7,323	—

Brian Wolfe
Vice President, General Counsel and Secretary	241,500	115,000	—	6,657

______________

(1)	Adjustments to the executive officers’ base salaries are effective as of January 1, 2020.
(2)	The RSUs vest ratably on each of January 1, 2021, January 1, 2022 and January 1, 2023 for each of Messrs. Gold and Smithers and Ms. Hastings, provided that he or she continues to be an employee of the Company or a non-employee member of the Board on each such date. The RSUs were issued to each of Messrs. Gold and Smithers and Ms. Hastings pursuant to an RSU Agreement under the Company’s Incentive Plan.
(3)	The restricted stock award vests ratably on each of January 1, 2021, January 1, 2022 and January 1, 2023 for Mr. Wolfe, provided that he continues to be an employee of the Company or a non-employee member of the Board on each such date. The restricted stock award was issued to Mr. Wolfe pursuant to a Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (the “Restricted Stock Award Agreement”) under the Company’s Incentive Plan.

A copy of the Restricted Stock Award Agreement is filed as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Restricted Stock Award Agreement is qualified in its entirety by reference to the full text of the Restricted Stock Award Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit
10.1	Form of Restricted Stock Unit Award Agreement.
10.2(1)	Form of Restricted Stock Award Agreement for Officers.

______________

(1)	Incorporated by reference to Exhibit 10.2 to Innovative Industrial Properties, Inc.’s Registration Statement on Form S-8 (File No. 333-214919), filed with the Securities and Exchange Commission on December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2020	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer